[Form of Notice -- 1991 Warrants]

                            NOTICE TO WARRANTHOLDERS


THE WARRANTS REFERRED TO BELOW AND THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS HAVE NOT BEEN REGISTERED FOR ISSUANCE TO THE WARRANTHOLDERS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U. S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933 ACT), NOR MAY THE WARRANTS BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U. S. PERSON, UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

[Name and Address of Warrantholder]

            Reference is made to the warrants ("Warrants") to purchase common stock, no par value ("Common Stock"), of Epitope, Inc. (the "Company") originally issued by the Company on September 26, 1991, and the related Warrant Agreements ("Warrant Agreements") dated as of the same date containing the terms of the Warrants. Capitalized terms used and not otherwise defined herein have the same meanings as in the Warrant Agreements.

            The Expiration Date for the Warrants, as previously extended, is September 30, 1997. The Company hereby further extends the Expiration Date until September 30, 2000.

            The Company intends to effect a spin-off of Agritope, Inc. ("Agritope") by making a dividend distribution (the "Distribution") of Agritope common stock to the Company's shareholders. Subject to and effective ten days after occurrence of the Distribution, the Company will permit exercise of the Warrants at a reduced exercise price per share equal to 110 percent of the average closing price of the Common Stock on The Nasdaq Stock Market for the five consecutive trading days beginning on the date of the Distribution.

            Warrantholders will not receive Agritope common stock in the Distribution with respect to shares of Common Stock issued upon exercise of Warrants after the record date for the Distribution.

            Please attach a copy of this notice to your Warrant Agreement.


Dated:  September 12, 1997.


                                    EPITOPE, INC.


                                    By:-----------------------------------------
                                    Executive Vice President and Chief
                                    Financial Officer

THESE WARRANTS AND THE SHARES OF COMMON STOCK UNDERLYING THESE WARRANTS MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA (THE "1933 ACT")), NOR MAY THESE WARRANTS BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON, UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OF AMERICA OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.


             VOID AFTER 5 P.M., PACIFIC TIME, ON SEPTEMBER 30, 2000,
                        WARRANTS TO PURCHASE COMMON STOCK

Warrant No. ___                  ___ Warrants


                                 EPITOPE, INC.

                              THIS CERTIFIES THAT

                            [Name of warrantholder]

or registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant entitles the holder thereof (the "Warrantholder") to purchase from Epitope, Inc., a corporation incorporated under the laws of the state of Oregon ("Company"), United States of America, one fully paid and nonassessable share of common stock, no par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Agreement with the instructions for the registration and delivery of Common Stock filled in, at any time prior to 5 P.M., Pacific time, on September 30, 2000, at the corporate offices of the Company at 8505 S.W. Creekside Place, Beaverton, Oregon 97008, United States of America, or at such other address as may be specified by the Company pursuant to Section , accompanied by payment of the Exercise Price (as defined herein) and any applicable taxes, either in cash or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

      Section 1. Exercise Price. Each Warrant entitles the Warrantholder to purchase one share of Common Stock for U.S. $______ (the "Exercise Price"), subject to adjustment as provided herein.

      Section 2. Expiration. All Warrants not theretofore exercised shall expire at 5 p.m., Pacific time, on September 30, 2000 (the "Expiration Date").

      Section 3. Adjustments of Number and Kind of Shares Purchasable and Exercise Price. The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

            3.1 If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock issuable on exercise of the Warrants shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrants shall be proportionately reduced and the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. The increases and reductions provided for in this subsection 3.1 shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company issuable on exercise of the Warrants nor the price payable for such percentage upon such exercise shall be affected by any event described in this subsection 3.1.

            3.2 No adjustment of the Exercise Price will be made if the amount of the adjustment is less than one cent per share, but in that case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next adjustment of the Exercise Price which, together with any adjustment carried forward, amounts to one cent per share or more.

            3.3 In case of any change in the Common Stock of the Company through merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company (not including a combination of shares or the issuance of additional shares of Common Stock by the Company by stock split or stock dividend), then, as a condition of the change in the capital structure of the Company, provision shall be made so that the holder of this Warrant Agreement will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure, such holder had held the number of shares of Common Stock issuable upon the exercise of the Warrants. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Agreement, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Agreement.

            3.4 When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrants, the Company shall promptly determine the new number of shares or other securities or property purchasable upon exercise of the Warrants and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date when the event giving rise to the adjustment occurred.

            3.5 No fractional shares of Common Stock or other securities will be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of fractional shares, a cash payment therefor on the basis of the closing price on a national securities exchange on the day immediately prior to exercise or if the Common Stock or other securities are not traded on a national securities exchange on such day, on the basis of the fair market value thereof as determined by the board of directors of the Company, which determination shall be conclusive.

            3.6 Notwithstanding anything herein to the contrary, there shall be no adjustment made hereunder on account of the sale and issuance of the shares of Common Stock or other securities purchasable upon exercise of the Warrants.

      Section 4. Rights of Warrantholder as Shareholder. No holder of this Warrant Agreement shall, as such, be entitled to vote, receive dividends, or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained herein be construed to confer upon the holder of this Warrant Agreement, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to shareholders at any meeting thereof or otherwise) including, without limitation, giving or withholding consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation or conveyance, or to receive notice of meetings or other actions affecting shareholders or to receive dividends or subscription rights or other distributions.

      Section 5. Payment of Certain Taxes and Charges. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Agreement or to register the transfer of the Warrants evidenced hereby until any applicable transfer tax and any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise or transfer shall have been paid, such tax being payable by the holder of this Warrant Agreement at the time of surrender for exercise or transfer.

      Section 6.  Registration.

            6.1 Registration Statement.  The Company has prepared a registration statement on Form S-3 (the "Registration Statement") under the 1933 Act with respect to transfer by the Warrantholder of the Warrants covered by this Warrant Agreement and the re-sale by the Warrantholder of the shares of Common Stock issued or issuable upon exercise of this Warrant Agreement (the "Warrant Shares"). A soon as practicable after the original issue date of this Warrant Agreement (the "Original Issue Date"), the Company shall file the Registration Statement with the United States Securities and Exchange Commission and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act as promptly as practicable after the Original Issue Date. If required by applicable law, the Company shall furnish to the initial Warrantholder such reasonable number of copies of a prospectus, in conformity with the requirements of the 1933 Act, and any amendments or supplements thereto and such other documents as such Warrantholder may reasonably request in order to facilitate the disposition of the Warrants and Warrant Shares (the "Securities") after the Registration Statement has been declared effective. The Company shall use reasonable efforts (i) to notify the initial Warrantholder when a prospectus relating to the Securities is required to be delivered under the 1933 Act, (ii) to notify the initial Warrantholder of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (iii) to promptly file such amendments and supplements as may be required on account of such event, and (iv) to use its best efforts to cause each such amendment and supplement to become effective. The initial Warrantholder shall not effect sales of the Securities after receipt of notice from the Company that any such amendment or supplement is required on account of any such event, until the amendment or supplement becomes effective. The Company's obligations under this Section shall expire five years after the Original Issue Date or on any earlier date by which the initial Warrantholder has sold the Securities or on and after which the initial Warrantholder may sell the Securities without registration under the 1933 Act.

            6.2 Warrantholder Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section that Warrantholder shall furnish to the Company such information regarding itself, the Securities, and the intended method of disposition of the Securities as the Company shall reasonably request.

            6.3 Expenses of Registration. The Company shall pay all expenses (other than underwriting discounts and commissions, transfer taxes, if any, and fees and disbursements of counsel to the Warrantholder) incurred in connection with the Registration Statement.

      Section 7.  Transfer and Exchange.

            7.1 Transfer. This Warrant Agreement is transferable on the registry books of the Company subject to the restrictions on the first page hereof and in Section . The Company may deem and treat the person in whose name this Warrant Agreement is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) for all purposes whatever, and the Company shall not be affected by any notice to the contrary.

            7.2 Exchange. Subject to the provisions of Section , this Warrant Agreement is exchangeable at the principal office of the Company for Warrant Agreements to purchase the same aggregate number of shares of Common Stock as are purchasable hereunder, each new Warrant Agreement to represent the right to purchase such number of shares as the Warrantholder shall designate at the time of such exchange.

            7.3 Securities Act of 1933. The Warrantholder, by acceptance hereof, agrees that this Warrant Agreement and the shares of Common Stock issued or issuable upon exercise of this Warrant Agreement may not be offered or sold except in compliance with the 1933 Act. The Warrantholder consents to the Company's making a notation on its records and on the certificates for any shares of Common Stock issued upon exercise hereof in order to implement such restriction on transferability.

            7.4 Minimum Warrant Agreement Amount. Notwithstanding the provisions of Section 7.1 and Section 7.2, the Company shall not be required to issue a Warrant Agreement for Warrants covering less than 1,000 shares of Common Stock, except in the case of a partial exercise by the Warrantholder of this Warrant Agreement that leaves Warrants exercisable to purchase less than 1,000 shares that are to remain registered in the name of the exercising Warrantholder, and any subsequent partial exercise, transfer, or exchange of such Warrant Agreement.

      Section 8. Lockup Agreement. The Warrantholder, if requested by the Company and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Warrant Shares for a specified period of time (not to exceed 90 days) following the effective date of a registration statement pursuant to which the Company proposes to sell its securities to the public generally; provided, however, that all executive officers and directors of the Company enter into similar agreements.

      Section 9. Notices. All notices and other communications given pursuant to this Warrant Agreement shall be in writing. Notices to the Company shall be deemed to have been given when received by the Company. Notices to the Warrantholder shall be deemed to have been given when personally delivered or, if mailed, upon deposit in the United States mails, postage prepaid, addressed at the address provided to the Company and set forth in the Company's registry books. Notices mailed to the Warrantholder shall be sent via airmail if the Warrantholder's address is outside the United States. Notices to the Company should be addressed as follows:

                  Epitope, Inc.
                  8505 S.W. Creekside Place
                  Beaverton, Oregon  97008
                  Attention:  President

            With a copy (which shall not constitute notice) to:

                  Miller, Nash, Wiener, Hager & Carlsen LLP
                  3500 U. S. Bancorp Tower
                  111 S.W. Fifth Avenue
                  Portland, Oregon  97204
                  Attention:  Erich W. Merrill, Jr.

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 9.

      Section 10. Amendment. This Warrant Agreement may be amended only by an instrument in writing signed by the Company and the Warrantholder.

      Section 11. Law Governing. This Warrant Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Oregon, United States of America, applicable to contracts to be performed in such state between residents thereof, without regard to the conflicts of law provisions of such state.

      Dated as of ------------------.

                                    EPITOPE, INC.


                                    By------------------------------------------

                                    Attest:


                                    By------------------------------------------

                          ELECTION TO EXERCISE WARRANT

      [NOTE: Unless the Warrant Shares have been registered under the 1933 Act or are exempt from registration thereunder, this Election to Exercise Warrant must be executed, and the Warrant Shares must be delivered, outside of the United States of America, its territories and possessions.]

To:   Epitope, Inc.
      8505 Creekside Place
      Beaverton, Oregon  97008
      United States of America

            The undersigned hereby exercises the within Warrant Agreement for ________ shares of the Common Stock of Epitope, Inc., and tenders payment herewith in the amount of U.S. $_________ in accordance with the terms thereof.

            The undersigned hereby certifies that (mark one of the two responses below):

            ___ (i) It is the sole beneficial owner of the Warrants being exercised, (ii) it is not a U.S. person, within the meaning of Regulation S promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act of 1933 ("1933 Act"), and (iii) it is not exercising Warrants for the benefit of any U.S. person.

                                     --OR--

            ___ The securities to be delivered upon exercise of the Warrant ("Warrant Shares") have been registered under the 1933 Act or are exempt from registration thereunder and Epitope, Inc., has been provided with a written opinion of counsel to that effect. [A legal opinion regarding the registration of the Warrant Shares will be obtained at the expense of Epitope, Inc., by its designated legal counsel upon notice of exercise of the Warrant Agreement by the Warrantholder at any time after the effective date of a registration statement covering the Warrant Shares; any other legal opinion shall be the responsibility of the Warrantholder.]

      Please deliver the certificate and a new Warrant Agreement for the unexercised Warrants, if any, to:

                        ------------------------------------
                        ------------------------------------
                        ------------------------------------

                                          --------------------------------------
                                          Name and Title:

Dated:  ---------------, 199--

Warrantholder: --------------------------------
Address:       --------------------------------
               --------------------------------
               --------------------------------

                               FORM OF ASSIGNMENT

      [NOTE: Unless the Warrants have been registered under the 1933 Act or are exempt from registration thereunder, this Assignment must be executed, and the re-issued Warrants must be delivered, outside of the United States of America, its territories and possessions.]



      FOR VALUE RECEIVED, the undersigned registered owner of this Warrant Agreement hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned under the Warrant Agreement, with respect to Warrants for the number of shares of Common Stock set forth below:


Name of Assignee                    Address                     No. of Shares*
----------------                    -------                     --------------








      *Please note that the minimum denomination in which Warrant Agreements may be issued is 1,000 shares of Common Stock.



      Dated: --------------, 19--.

                                    Warrantholder:------------------------------



                                    By------------------------------------------
                                       Title:

                                    [Name of warrantholder must be identical to name shown in the registry books of the Company; signature must be guaranteed by a bank or brokerage firm doing business in the United States.]